UNITED STATES DISTRICT COURT
                                                  SOUTHERN DISTRICT OF TEXAS
                                                       ENTERED
                                                  APR 25 1990
                                                  JESSE E. CLARK, CLERK
                                                  BY DEPUTY  /S/

                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

IN RE:                        ss.
                              ss.
CAMBRIDGE OIL COMPANY,        ss.       CASE NO. 88-01859-H5-11
                              ss.            (CHAPTER 11)
     DEBTOR                   ss.


                            ORDER CONFIRMING DEBTOR'S
                             PLAN OF REORGANIZATION

     At Houston in said District came on for hearing Confirmation of the Plan of Reorganization of Cambridge Oil Company, Debtor-in-possession, and Normandy Oil and Gas Company, Inc., and its wholly owned subsidiary, Houston Operating Company, Successor to the Debtor under the Plan, filed on September 1989 (the "Plan") together with the Disclosure Statement thereto previously approved by this Court, after hearing on Notice, having been transmitted to all creditors as evidenced by the Certificate of Service dated April 2, 1990; and

     It having been determined, after hearing that:

     the Plan has been accepted by at: least two-thirds in amount and more than one-half in number of: the allowed claims impaired by the Plan; and

     the Plan has been accepted by the creditors whose acceptance is required by law; and

     the provision of Chapter 11 of the Bankruptcy Code have been complied with; that the Plan has been proposed in good faith not by any means forbidden by law; and

     the Plan is fair, equitable and feasible; and

     all payments made or promised by Debtor under the Plan for


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services  of for costs and  expenses  in, or in  connection  with,  the Plan and incident to the case, have been fully disclosed to the Court and are reasonable or, if to be fixed after confirmation of the Plan, will be subject to the approval of the Court; and

     due notice of confirmation hearing was given to the Debtor, the creditors and all other parties in interest; it is therefore

     ORDERED that Debtor's Plan of Reorganization is hereby confirmed; it is further

     ORDERED that the Debtor pay to the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss.1930(a)(6) on the effective date of the Plan and provide to the United States Trustee an appropriate affidavit including all disbursements for the relevant period(s); and

     the provisions of said Plan shall be binding upon the Debtor and upon all creditors whether or not such creditors are affected by the Plan or have accepted it or have filed proofs of claims and whether or not their claims have been scheduled or allowed or are allowable; and

     subject to the further directions of the Court, the Debtor is directed to comply with the provisions of the Plan and to take all steps necessary to consummate said Plan, and all creditors all parties in interest herein are directed to take all action required for the consummation of said Plan; and

     all creditors of the Debtor, the persons participating in these proceedings, and all other persons, are hereby permanently enjoined and restrained from doing any act or taking any action interfering with or tending to interfere with these proceedings

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or with the enforcement or carrying out of the terms and provisions of the Plan, or with the Orders of this Court relative thereto, or from asserting, contrary to the provisions of said Plan and of the Bankruptcy Code, any right, title interest or claim, including the commencement or prosecution of any action, suit or proceeding appropriate under the Bankruptcy Code, and such review, if any, in an appropriate appellate court of the United States as may be provided by law; and

     the property retained by Debtor under that Plan shall be free and clear of all claims of creditors, whether or not such claims are provable and whether secured or unsecured, liquidated or unliquidated, fixed or contingent, except such claims as are otherwise expressly provided for in the Plan; and

     all claims for payment of administrative expense incurred to the date of hearing on the confirmation of the Plan shall be filed not later than thirty
(30) days from the date of this Order; and

          This Court reserves jurisdiction:

     (a) to entertain such further proceedings and to take such further action as may be necessary and appropriate in connection with these proceedings, the Plan, the transaction incident thereto, and the consummation thereof, or with this Order or any further Order of this Court;

     (b) over all matters not as yet determined as to which jurisdiction was reserved in any Order previously made and entered by this Court;


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     (c) over the assets  dealt with in the Plan and over any and all persons to whom such assets may be transferred or by whom such assets may be retained, over all parties in interest to these proceedings, for the purpose of determining any claims asserted against the Debtor;

     (d) over all matters as to which jurisdiction is reserved to the Court by the Plan or by the Bankruptcy Code; and

     (e) to make from time to time such orders amplifying, extending, limiting, or otherwise modifying this Order as the Court may deem proper.


        Dated 4-19, 1990

                                             /s/Karen K. Brown
                                             Karen Brown
                                             United States Bankruptcy Judge




A:10268/D18-0A.8





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